EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm as experts under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated October 21, 2005, in Amendment No. 1 to the Registration Statement (File No. 333-126414) and related prospectus of Advisor's Disciplined Trust 54.


                                /s/ GRANT THORNTON LLP
                                GRANT THORNTON LLP

Chicago, Illinois
October 21, 2005